UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

       Date of report   (Date of earliest event reported)   December 12, 2005

RENT-WAY, INC.

(Exact Name of Registrant as Specified in Its Charter)

PENNSYLVANIA

(State or Other Jurisdiction of Incorporation)

0-22026                                                    25-1407782

(Commission File Number)                     (IRS Employer Identification No.)

One RentWay Place, Erie, Pennsylvania                     16505

(Address of Principal Executive Offices)                      (Zip Code)

(814) 455-5378

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

        On December 13, 2005, Rent-Way issued a press release announcing its fiscal 2005 fourth quarter and full year financial results. The release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 2.02 by reference.

        The information furnished pursuant to this Item 2.02 shall not be deemed “filed” for purposes of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except as may be expressly set forth by specific reference in such a filing.

Item 4.01 Changes in Registrant’s Certifying Accountant

    (b)        As previously disclosed, the Company will be restating its financial results for its 2003 and 2004 fiscal years and its 2005 first quarter ended December 31, 2004, to reflect changes in lease accounting and revenue recognition. On December 12, 2005, the Company’s Audit Committee confirmed the engagement of Malin, Bergquist & Company, LLP, independent registered public accountants, to perform an audit of the Company’s restated financial statements for the fiscal year ended September 30, 2003. These restated financial statements will be included in the Company’s Form 10-K for the fiscal year ended September 30, 2005, which is expected to be filed on or before December 29, 2005. Malin, Bergquist & Company, LLP is also the independent registered public accounting firm for the Company’s 401(k) Retirement Savings Plan.

Item 9.01 Financial Statements and Exhibits

(c)     Exhibits.

          99.1           Press release dated December 13, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rent-Way, Inc.

Dated:   December 13, 2005

By:   /s/William A. McDonnell
Name:   William A. McDonnell

Title:  Senior Vice President & CFO

EXHIBIT INDEX

Exhibit Number          Description

      99.1                       Press Release dated December 13, 2005